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                                                                     Exhibit 8.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                               February 5, 2001


MBNA America Bank,
 National Association
1100 North King Street
Wilmington, Delaware 19884

Re:  MBNA America Bank, National Association
     MBNA Master Credit Card Trust II
     MBNA Credit Card Master Note Trust
     Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 File No. 333-50316
     ------------------

Ladies and Gentlemen:

     We have acted as counsel for MBNA America Bank, National Association, a national banking association, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which was filed on November 20, 2000, as amended by the Pre-Effective Amendment No. 1 ("Amendment No. 1") to the Registration Statement, which was filed on February 5, 2001, each with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the MBNA Credit Card Master Note Trust (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

     We hereby confirm that the statements set forth in the prospectus (the "Prospectus") relating to the Notes forming a part of Amendment No. 1 under the headings "Summary of Terms - Tax Status," "Tax Matters" and "Tax Consequences to U.S. Noteholders," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

     We note that the Prospectus and representative forms of prospectus supplements relating to the Notes do not relate to a specific transaction. Accordingly, the above-referenced description of

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MBNA America Bank,
 National Association
February 5, 2001
Page 2


federal income tax consequences and opinions may, under certain circumstances, require modification in the context of an actual transaction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters," "Summary of Terms - Tax Status" and "Tax Matters" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP